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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in Valhi, Inc.'s (i) Registration Statement (Form S-8 No. 2-60399) and related Prospectus pertaining to the 1976 Employee's Incentive Stock Option Plan, (ii) Registration Statement (Form S-8 Nos. 33-41507 and 33-21758) and related Prospectus pertaining to the Valhi, Inc. 1987 Incentive Stock Option -- Stock Appreciation Rights Plan, and
(iii) Registration Statement (Form S-8 No. 33-41508) and related Prospectus pertaining to the Valhi, Inc. 1990 Non-Employee Director Stock Option Plan, of our reports dated January 28, 1994, relating to the consolidated financial statements and financial statement schedules (not presented separately herein) of The Amalgamated Sugar Company for each of the three years in the period ended December 31, 1993, which reports are included in this Annual Report on Form 10-K of Valhi, Inc. for the year ended December 31, 1993.


                                                 KPMG PEAT MARWICK

Salt Lake City, Utah
March 10, 1994